Exhibit 23(b)

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 3, 1998, appearing in the Current Report on Form 8-K dated May 16, 1998 filed by Dillard's, Inc., and to all references to our Firm included in this Registration Statement.



                                         ARTHUR ANDERSEN LLP



Cincinnati, Ohio
July 15, 1998